UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 25, 2017

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 20, 2017, SunTrust Banks, Inc. (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a copy of a news release announcing the Company’s results for the quarter ended December 31, 2016 as Exhibit 99.1 to a current report on Form 8-K. The Company is filing this current report on Form 8-K for the purpose of causing portions of such news release to be deemed filed with the Commission and thereby incorporated into certain registration statements. The portion of the January 20, 2017 news release that the Company is filing with the Commission is attached hereto as Exhibit 99.1, and Exhibit 99.1 to this current report is incorporated herein by reference. The Company’s capital ratios are estimated as of the date of this filing and have been updated since the January 20, 2017, earnings release. The estimate for current period capital ratios can be found on page 9 of Exhibit 99.1 to this current report. All information in Exhibit 99.1 is provided as of the date thereof, and the Company does not assume any obligation to update said information in the future.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Financial data as of December 31, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	January 25, 2017	By: /s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President, Director of Corporate Finance and Controller